EXHIBIT 99.2

NOVEMBER 20, 2009	Company Press Release	Source: Flowers Foods (NYSE:FLO)
ALLEN L. SHIVER ELECTED PRESIDENT OF FLOWERS FOODS
THOMASVILLE, GA—Flowers Foods (NYSE: FLO) announced that at a regularly scheduled meeting today the board of directors elected Allen L. Shiver president of Flowers Foods effective January 1, 2010. George E. Deese, Flowers Foods’ chairman of the board, CEO, and president, will continue to serve as chairman of the board and CEO.
     Shiver has 30 years of experience at Flowers and, most recently, was executive vice president and chief marketing officer. As president, Shiver will provide oversight for operations and will be more involved in strategic growth planning. He will continue to lead the company’s national sales teams and marketing efforts.
     “Allen is a proven leader and has successfully progressed through dozens of assignments in sales, marketing, bakery management, strategic initiatives, and key management positions,” Deese said. “Allen will join me in leading the team to further enhance the operating strategies that will continue to create shareholder value over the long term.”
     During his career with the company, Shiver, 54, has helped develop many of Flowers’ brands and products. He joined Flowers in 1979 after graduating from Georgia Southern University in Statesboro with a bachelor’s degree in business administration/marketing. Starting in sales, he began as a route supervisor in Florida and then moved to Flowers’ corporate marketing department, where he held various brand management positions. Shiver served successively as bakery president, regional vice president, and executive vice president of operations. In 2002, he was promoted to president and chief operating officer of Flowers’ foodservice and snack cake operations. In 2005, he took on the additional responsibility of providing direction for the company’s marketing and new product development efforts. In 2007, Shiver was named executive vice president and chief marketing officer and took on the added responsibility for the national sales teams.
     Shiver is an American Bakers Association (ABA) board member and serves on the ABA’s executive committee. He also serves on the Grocery Manufacturers Association’s President’s Advisory Council and Industry Affairs Council.
Company Information
     Headquartered in Thomasville, Ga., Flowers Foods is one of the nation’s leading producers and marketers of packaged bakery foods for retail and foodservice customers. Among the company’s top brands are Nature’s Own, Whitewheat, Cobblestone Mill, Blue Bird, and Mrs. Freshley’s. Flowers operates 40 bakeries that are among the most efficient in the baking industry. Flowers Foods produces, markets, and distributes fresh bakery products that are delivered to customers daily through a direct-store-delivery system serving the Southeast, Mid-Atlantic, and Southwest as well as select markets in California and Nevada. The company also produces and distributes fresh snack cakes and frozen breads and rolls nationally through warehouse distribution. For more information, visit www.flowersfoods.com
Statements contained in this press release that are not historical facts are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (e) fluctuations in commodity pricing, (f) our ability to fully integrate recent acquisitions into our business, and (g) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value. In addition, our results may also be affected by general factors such as economic and business conditions (including the baked foods markets), interest and inflation rates and such other factors as are described in the company’s filings with the Securities and Exchange Commission.
Investor Contact: Marta J. Turner, Executive VP/Corporate Relations, (229) 227-2348
Media Contact: Mary A. Krier, VP/Communications, (229) 227-2333
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